PROMISSORY NOTE
(Deerpath Initial Term Note)

$3,000,000.00	New York, New York	November 30, 2010

FOR VALUE RECEIVED, Oak Tree Educational Partners, Inc., a Delaware corporation formerly known as Florham Consulting Corp. (the “Company”), Educational Investors, Inc., a Delaware corporation (“EII”), Valley Anesthesia, Inc., a Delaware corporation (“Valley Anesthesia”), Training Direct, LLC, a Connecticut limited liability company (“Training Direct”), Educational Training Institute, Inc., a New York corporation (“ETI”), Professional Culinary Institute LLC, a New York limited liability company (“PCI”), Culinary Tech Center LLC, a New York limited liability company (“CTC”), and each of the Company’s other Subsidiaries, current and future (such Subsidiaries together with the Company, EII, Valley Anesthesia, Training Direct, ETI, PCI and CTC, collectively, “Maker”), hereby promise, jointly and severally, to pay to the order of Deerpath Funding, LP, a Delaware limited partnership (“Payee”), the principal amount of Three Million Dollars ($3,000,000.00), or so much thereof as may be disbursed and outstanding under this note (this “Note”), together with interest on the outstanding principal balance, as described in this Note.

This Note is executed and delivered under, and is subject to the terms of, the Loan Agreement dated as of the same date as this Note (as amended, supplemented, or restated, from time to time, the “Loan Agreement”) by and among Maker, Payee and the other Lenders named therein, and Payee, as administrative agent and collateral agent for itself and the other Lenders, and is the “Deerpath Initial Term Note” referred to in the Loan Agreement.  Capitalized terms used, but not defined, in this Note have the meanings given them in the Loan Agreement.

Reference is made to the Loan Agreement for provisions affecting this Note regarding applicable interest rates, principal and interest payment dates, prepayments, final maturity, default, acceleration of maturity, exercise of rights, payment of attorneys’ fees, court costs and other costs of collection, arbitration and certain waivers by Maker and others now or hereafter obligated for payment of the amounts due under this Note.  This Note is a Loan Document and, therefore, is subject to the provisions of the Loan Agreement.

Specific reference is made to Section 3.7 of the Loan Agreement for usury savings provisions.

To the extent permitted by applicable Laws, Maker waives presentment and demand for payment, protest, notice of intent to accelerate, notice of acceleration and notice of protest and nonpayment, and agrees that its liability with respect to all or any part of the Term Loan is not affected by any renewal or extension in the time of payment of all or any part of the Term Loan, by any indulgence, or by any release or change in any security for the payment of all or any part of the Term Loan.

THIS NOTE, THE LOAN AGREEMENT, AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY MAKER AND PAYEE (OR BY MAKER FOR THE BENEFIT OF PAYEE) REPRESENT THE FINAL AGREEMENT BETWEEN MAKER AND PAYEE AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

This Note must be construed—and its performance enforced—under New York law.

[Signatures appear on the following page]

IN WITNESS WHEREOF, this Promissory Note has been executed as of the date first set forth above.

MAKER:

Oak Tree Educational Partners, Inc.		Educational Investors, Inc.
a Delaware corporation		a Delaware corporation

By:	/s/ Joseph J. Bianco	By:	/s/ Joseph J. Bianco
Name:	Joseph J. Bianco	Name:	Joseph J. Bianco
Title:	Chief Executive Officer	Title:	Chief Executive Officer

Valley Anesthesia, Inc.		Training Direct, LLC
a Delaware corporation		a Connecticut limited liability company

By:	/s/ Joseph J. Bianco	By:	/s/ Joseph Monaco
Name:	Joseph J. Bianco	Name:	Joseph Monaco
Title:	Chief Executive Officer	Title:	Manager

Educational Training Institute, Inc.		Professional Culinary Institute LLC
a New York corporation		a New York limited liability company

By:	/s/ Joseph Monaco	By:	/s/ Joseph Monaco
Name:	Joseph Monaco	Name:	Joseph Monaco
Title:	President	Title:	Manager

Culinary Tech Center LLC
a New York limited liability company

By:	/s/ Joseph Monaco
Name:	Joseph Monaco
Title:	Manager

[Signature Page to Deerpath Initial Term Note]